Exhibit 99.1

CTI Announces United Kingdom National Cancer Research Institute AML Cooperative Group Phase 2 Trial Evaluating Pacritinib for Patients with Relapsed FLT3 Positive Acute Myeloid Leukemia

- Trial Sponsored by Cardiff University and Supported by Cancer Research UK -

SEATTLE, Wash., January 30, 2014–Cell Therapeutics, Inc. (CTI) (NASDAQ and MTA: CTIC) today announced the initiation of an international cooperative group Phase 2 clinical trial of pacritinib in adult patients with relapsed acute myeloid leukemia (AML) with mutations of the FLT3 gene. Mutation of the FLT3 gene is found in approximately one-third of AML patients and is an independent risk factor for poor prognosis. Pacritinib is an oral JAK2/FLT3 inhibitor that has demonstrated encouraging activity in preclinical models of AML with mutated FLT3 gene, including additional FLT3 mutations that confer resistance to other targeted FLT3 agents. The trial is being conducted by the AML Working Group of the National Cancer Research Institute Haematological Oncology Study Group in Acute Myeloid Leukema (AML) and high risk Myelodysplastic Syndrome (MDS) under the sponsorship of Cardiff University and supported by Cancer Research UK. The trial management group is lead by Professor Alan K. Burnett, Head of Haematology in the Department of Medical Genetics, Haematology and Pathology at the School of Medicine at Cardiff University.

“Mutation of the FLT3 gene in AML is associated with a high relapse rate and a poor prognosis with standard therapy; therefore, novel agents capable of inhibiting the activation of this gene are of great interest in the AML field,” said Professor Burnett. “Pacritinib is a specific, potent inhibitor of the common FLT3 mutation and certain other generally drug resistant mutations. Because pacritinib also inhibits JAK2, which is independently associated with resistance to FLT3 inhibition and a poor prognosis in AML, this is an attractive agent to test in patients with relapsed FLT3 mutated AML who have limited options for beneficial therapy.”

This Phase 2 trial is part of a larger ongoing study in AML, referred to as the AML17 trial, which includes multiple arms evaluating first line regimens for AML. Patients with the FLT3 mutation, who are enrolled in this study and relapse following standard therapy, will be offered therapy with pacritinib. Approximately 80 patients at sites in England and Wales will be enrolled and, if an encouraging response rate is observed, a pacritinib arm may be adopted in the first line therapy study.

About Acute Myeloid Leukemia

Although AML can occur at any age, adults aged 60 years and older are more likely to develop the disease than younger people. AML is a cancer characterized by the rapid growth of abnormal white blood cells that accumulate in the bone marrow and interfere with the production of normal blood cells. AML may develop from the progression of other diseases, such as MDS, a blood cancer that also affects the bone marrow leading to a decrease in circulating red blood cells. AML is the most common acute leukemia affecting adults, and its incidence increases with age. Internal tandem duplication mutations of the FLT3 gene are found in approximately one-third of those diagnosed with AML.1 The mutation is associated with an inferior outcome attributed to a higher relapse rate. The symptoms of AML are caused by the replacement of normal bone marrow with leukemic cells, which causes a drop in red blood cells, platelets and normal white blood cells, leading to infections and bleeding. AML progresses rapidly and is typically fatal within weeks or months if left untreated. Although a substantial proportion of younger individuals who develop AML can be cured, AML in the elderly typically responds poorly to standard therapy with few complete remissions.

About Pacritinib

Pacritinib is an oral tyrosine kinase inhibitor with dual activity against JAK2 and FLT3. The JAK family of enzymes is a central component in signal transduction pathways, which are critical to normal blood cell growth and development, as well as inflammatory cytokine expression and immune responses. Mutations in these kinases have been shown to be directly related to the development of a variety of blood-related cancers, including myeloproliferative neoplasms, leukemia and lymphoma. Pacritinib may offer an advantage over other JAK inhibitors through effective treatment of symptoms while having less treatment-emergent thrombocytopenia and anemia than has been seen in currently approved and in-development JAK inhibitors.

In November 2013, CTI and Baxter International entered into a worldwide license agreement to develop and commercialize pacritinib in which CTI and Baxter will jointly commercialize pacritinib in the United States and Baxter has exclusive commercialization rights for all indications outside the United States.

As part of the new collaboration with Baxter, CTI is pursuing a broad approach to advancing pacritinib for patients with myelofibrosis by conducting two Phase 3 clinical trials: one in a broad set of patients without limitations on blood platelet counts, the PERSIST-1 trial; and the other will be in patients with low platelet counts, the PERSIST-2 trial, which is expected to begin in early 2014. In October 2013, CTI reached agreement with the U.S. Food and Drug Administration on a Special Protocol Assessment, or SPA, for the PERSIST-2 pivotal trial. A SPA is a written agreement between CTI and the FDA regarding the design, endpoints and planned statistical analysis approach of the trial to be used in support of a potential New Drug Application, or NDA, submission.

About Cell Therapeutics, Inc.

CTI (NASDAQ and MTA: CTIC) is a biopharmaceutical company committed to the development and commercialization of an integrated portfolio of oncology products aimed at making cancer more treatable. CTI is headquartered in Seattle, WA. For additional information and to sign up for email alerts and get RSS feeds, please visit www.CellTherapeutics.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading price of CTI’s securities. Such statements include, but are not limited to, statements regarding CTI’s expectations with respect to the development of CTI and its product and product candidate portfolio, any current or potential collaborations or partnerships, the prevalence of people with mutations of the FLT3 gene, the expected commencement of the PERSIST-2 clinical trial in early 2014 and the expected efficacy and potential benefits of pacritinib (including that pacritinib may offer an advantage over other JAK inhibitors through effective treatment of symptoms while having less treatment-emergent thrombocytopenia and anemia than has been seen in currently approved and in-development JAK inhibitors). Risks that contribute to the uncertain nature of the forward-looking statements include, among others, risks associated with the biopharmaceutical industry in general and with CTI and its product and product candidate portfolio in particular including, among others, risks associated with the following: that CTI cannot predict or guarantee the pace or geography of enrollment of its clinical trials, that CTI cannot predict or guarantee the outcome of preclinical and clinical studies, that the second Phase 3 clinical trial of pacritinib will not occur as planned, that CTI may not obtain favorable determinations by other regulatory, patent and administrative governmental authorities, that CTI may experience delays in the commencement of preclinical and clinical studies, risks related to the costs of developing pacritinib and CTI’s other product candidates, and other risks, including, without limitation, competitive factors, technological developments, that CTI’s operating expenses continue to exceed its net revenues, that CTI may not be able to sustain its current cost controls or further reduce its operating expenses, that CTI may not achieve previously announced goals and objectives as or when projected, that CTI’s average net operating burn rate may increase, that CTI will continue to need to raise capital to fund its operating expenses, but may not be able to raise sufficient amounts to fund its continued operation as well as other risks listed or described from time to time in CTI’s most recent filings with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. Except as required by law, CTI does not intend to update any of the statements in this press release upon further developments.

References:

1. Brunet S (2012) Impact of FLT3 Internal Tandem Duplication on the Outcome of Related and Unrelated Hematopoietic Transplantation for Adult Acute Myeloid Leukemia in First Remission: A Retrospective Analysis. J Clin Oncol 30(7):735-41.

Source: Cell Therapeutics, Inc.

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